EXHIBIT 10.2

EIGER BIOPHARMACEUTICALS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of September 19, 2018, by and between Eiger BioPharmaceuticals, Inc., a Delaware corporation (the “Company”), and RRD International, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, in connection with the Product Development Agreement and Project Agreement 1 (“Project Agreement 1”) by and between the Company and Purchaser effective July 1, 2018 and any amendments thereto (collectively, the “RRD Agreements”) and pursuant to terms set forth in this Agreement the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Purchase and Sale of Shares

1.1Sale of Shares.  Subject to the RRD Agreements and the terms and conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing, 115,526 shares of Common Stock (the “Shares”) in partial consideration of the Purchaser entering into the RRD Agreements.

1.2Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents concurrently with the signature hereof (such date is hereinafter referred to as the “Closing”). As soon as commercially practicable but in no event more than three (3) business days from the Closing, Company shall instruct its transfer agent issue to Purchaser the Shares in book entry per Section 2, below.

SECTION 2

Restrictions on Shares; Legend

2.1Vesting.  All of the Shares purchased herein (the “Unvested Shares”) shall be subject to vesting. The Shares shall vest per the vesting schedule attached hereto as Exhibit A (the “Vesting Provisions”) and once vested, shall be deemed fully paid and non-assessable and shall not be subject to cancellation or repurchase without the agreement of Purchaser.

2.2Adjustments to Unvested Shares.  If, from time to time, during the term of this Agreement there is any change affecting the Company’s outstanding Common Stock as a class

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that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Unvested Shares shall be immediately be included in the meaning of “Unvested Shares” for all purposes of this Agreement with the same force and effect as the Unvested Shares.

2.3Cancellation of Unvested Shares. Upon the termination of the Project Agreement 1, the Company shall have an irrevocable option for a period of 120 days after said default or termination, to cancel the number of Unvested Shares that have not vested in accordance with the Vesting Provisions as of such termination date. Purchaser agrees and acknowledges that in the event of cancellation in accordance with this Section 2.3, Company will exercise its cancellation option by instructing its transfer agent to cancel any Unvested Shares in its books.

2.4Corporate Transaction.  If Project Agreement 1 is terminated within 6 months of and in connection with (a) an Acquisition (as defined below); or (b) an Asset Transfer (as defined below) ((a) and (b) being collectively referred to in the Agreement as a “Corporate Transaction”), 100% of all Unvested Shares then-outstanding shall immediately become vested. If Project Agreement 1 is not terminated in connection with a Corporate Transaction, this Agreement shall be assigned by the Company to any successor of the Company (or the successor’s parent) in connection with such Corporate Transaction. To the extent this Agreement remains in effect following such a Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Unvested Shares in consummation of the Corporate Transaction, but only to the extent the Unvested Shares are at the time covered by such right. For the purposes of this Section 2.4: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company or which are the subject of Project Agreement 1.

2.5Rights of Purchaser in Unvested Shares.  Subject to Sections 2.6, 2.7, 2.8 and 2.10 in this Agreement, Purchaser shall exercise all rights and privileges of a stockholder of the Company with respect to the Unvested Shares held in book entry by the Company’s transfer agent.  Purchaser shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Unvested Shares and for the purpose of exercising any voting rights relating to such Unvested Shares, even if some or all of such Unvested Shares have not yet vested.

2.6Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Unvested Shares.  Further, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the

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provisions herein, in the Company’s Amended and Restated Bylaws (the “Bylaws”), and applicable securities laws. During the period of time during which the Purchaser holds the Common Stock, the value of the Common Stock may increase or decrease, and any risk associated with such Common Stock and such fluctuation in value shall be borne by the Purchaser.

2.7Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Unvested Shares of the Company that shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

2.8Legends.  Purchaser authorizes the Company and its agents to place on each certificate for shares which Purchaser may acquire pursuant to this Agreement any legends required under the Bylaws and/or federal and state securities laws. Each certificate, if any, of Shares issued pursuant to this Agreement will be imprinted with the following legends (or a legend or legends substantially similar thereto):

(a)“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CANCELLATION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.  ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH CANCELLATION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER AND VESTING RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED EFFECTIVE AS OF JULY 1, 2018.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.”

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2.9Registration Requirements.

(a)If at any time when it is eligible to use Form S-3 registration statement or similar after the termination or expiration of Project Agreement 1, the Company receives a written request from the Purchaser, the Company shall, as soon as reasonably practicable, and in any event within sixty (60) days after receipt of such request from Purchaser, prepare and file a registration statement on a Form S-3 or such other form as is available with the SEC under the Securities Act (the “Registration Statement”) for the sale of the Shares from time to time through the automated quotation system of the NASDAQ National Market System or in privately negotiated transactions, and thereafter shall use commercially reasonable efforts to secure the effectiveness of such Registration Statement within sixty (60) days after such Registration Statement is filed.

(b)The Company shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until all the Shares have been sold pursuant thereto, or until the Purchaser is able to dispose of the Purchaser's entire remaining ownership interest in the Shares in a single transaction pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) without exceeding the volume limitations under subsection (e) of Rule 144 or would be able to so dispose of its remaining ownership interest but for the fact that the Purchaser is an “affiliate” of the issuer as such term is defined in Rule 144. For purposes of this Agreement, references to Rule 144 shall include the provisions of any successor or similar rule adopted under the Securities Act.

(c)The Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser.

(d)The Company shall file the documents required of the Company for blue sky clearance in states specified in writing by the Purchaser, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(e)With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell the Shares to the public without registration, the Company hereby covenants and agrees, so long as the Purchaser owns any Shares, to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to the Purchaser (A) a copy of the most recent annual or quarterly report of the Company and (B) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of the Shares without registration.

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(f)Notwithstanding the foregoing, the Company shall not be obligated to effect, or action to effect, any Registration Statement pursuant to this Section 2.9 during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective or after the Company has effected one registration pursuant to Subsection 2.9(a) or if the Company has effected one registration within the twelve (12) month period immediately preceding the date of such request.

(g)The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 2.9 and the registration of the Shares pursuant to the Registration Statement, except for all underwriting discounts, selling commissions, fees and expenses, if any, of counsel or other advisors to the Purchaser.

(h)The right of the Purchaser to request registration pursuant to this Section 2.9 shall terminate upon the earlier of:

(i)the closing of a Corporate Transaction; and

(j)such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the Shares by the Purchaser without limitation during a three-month period without registration.

SECTION 3

Representations and Warranties of the Company

The Company hereby represents and warrants as of Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), that, except as otherwise disclosed to the Purchaser or as disclosed in the Company’s filings with the United States Securities and Exchange Commission, including, but not limited to, the Company’s registration statements, prospectuses, forms, reports and definitive proxy statements (the “SEC” and such filings the “SEC Filings”):

3.1Organization and Good Standing and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it.  The Company is duly qualified to do business as a foreign corporation in the State of California and is in good standing under the laws of such state.

3.2The Company has filed with the SEC as exhibits to its Annual Report on Form 10-K complete and accurate copies of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Certificate of Incorporation and

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Bylaws and is not in default under, or in violation of, any such provision.  The Company is not, and has never been, a “shell company,” as described in paragraphs (i)(1)(i) and (ii) of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.3Authorization. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.  This Agreement has been (or upon delivery will have been) duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions of this Agreement by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (c) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.  For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

3.4Valid Issuance of Shares. The Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and non-assessable free and clear of all liens and restrictions other than restrictions imposed or created under this Agreement, by applicable law, or by the Purchaser. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

3.5SEC Filings; Financial Statements.

(a)The Company has timely filed with or furnished to the SEC all SEC Filings required to be filed by it under the Securities Act or the Exchange Act for the two years preceding the date hereof. Each SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended, as of the date of the last such amendment, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such SEC Filing, and (ii) did not, at the time it was filed (or at the time it became effective in the case of registration statements), or, if amended, as of the date of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(b)Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Filings, as amended, supplemented or restated, if applicable, was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments, (except as may be indicated in financial statements and the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by the Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in such financial statements or the notes thereto), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)The Company and its subsidiaries have implemented and maintain a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability of assets, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements, and such system of internal control over financial reporting is reasonably effective.

(d)The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(d) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are reasonably effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s independent registered accountant and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses to the Company’s knowledge in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and (B) to the Company’s knowledge any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.6Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”) is required on the part

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of the Company in connection with the offer, issuance, sale and delivery of the Shares, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws.

3.7Actions Pending. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company or any officer, director of the Company, which questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby.  Other than as disclosed in the SEC Filings, there is no litigation pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company or any of its employees by reason of the past employment relationships of any of the employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company.  The Company is not subject to any outstanding judgment, order or decree.

3.8Compliance with Law. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby.  There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company’s knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to hhave a Company Material Adverse Effect.  To the best of the Company’s knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

3.9Exemption from Registration, Valid Issuance. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the issuance and sale of the Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated pursuant to the Securities Act (“Regulation D”) and/or any other applicable federal and state securities laws. The sale and issuance of the Shares pursuant to, and the Company’s performance of its obligations under, this Agreement will not (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii)  entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the Shares or other securities of the Company.

3.10Investment Company.  The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

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3.11Shell Company.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act

3.12Brokers.  No brokers, finders or financial advisory fees or commissions will be payable by the Company or its subsidiary in respect of the transactions contemplated by this Agreement.

3.13Property and Assets.  The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Financial Statements, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Financial Statements.

3.14Bad Actors Matters.  Neither the Company nor, to the Company’s knowledge, any of its officers, directors or other affiliates covered under Rule 506(d)(1) promulgated under the Securities Act (excluding for such purposes the Purchaser) meet any of the disqualifying criteria described in Rule 506(d)(1)(i) through (viii) promulgated under the Securities Act.

SECTION 4

Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants the following as of the date hereof and as of the Closing:

4.1Experience.  The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

4.2Investment.  The Purchaser is acquiring the Shares for investment for the Purchaser’s own account and not with the view to, or for resale in connection with, any distribution thereof.  The Purchaser understands that the Shares are being issued in a transaction that has not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

4.3Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The Purchaser is aware of the provisions of Rule 144 which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.  In connection therewith, the Purchaser acknowledges that the Company will make a notation on its

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stock books regarding the restrictions on transfers set forth in Section 2 and will transfer the Shares on the books of the Company only to the extent not inconsistent therewith.

4.4Access to Information. The Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.  The Purchaser has had a full opportunity to ask questions of and receive answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares.  In connection with the purchase of the Shares hereunder, the Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement.

4.5Authorization. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.  The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

4.6Purchaser Status.  The Purchaser acknowledges that it is either (i) an institutional “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act and the Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.7No Inducement.  The Purchaser was not induced to participate in the offer and sale of the Shares by the filing of any registration statement in connection with any public offering of the Company’s securities, and the Purchaser’s decision to purchase the Shares hereunder was not influenced by the information contained in any such registration statement.

SECTION 5

Covenants and Other Rights

5.1Limitation on Purchases. The Purchaser agrees that the Purchaser and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any purchase or sale of any Common Stock or derivative securities of the Common Stock or take any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company.

5.2Integration.  From and after the date of this Agreement, neither the Company, nor any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of

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the offer and sale by the Company to the Purchaser of any of the Shares under the Securities Act, or (ii) cause this offering of the Shares by the Company to the Purchaser to be integrated with other offerings of securities by the Company in a manner that would require stockholder approval pursuant to the rules and regulations of the Nasdaq on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of the Nasdaq.

SECTION 6

Miscellaneous

6.1Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

6.2Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the Closing.

6.3Successors, Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an affiliate (as defined in Series E Preferred Stock Purchase Agreement) of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.

6.4Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile (receipt confirmed) or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed if to the Purchaser, at the following address:

J. Scott Tarrant

President

RRD International, LLC

7361 Calhoun Place, Suite 510

Rockville, MD  20855

Fax: (301) 762-6154

with a copy to:

Raymond V. Lee, Esq.

Vice President, Legal Affairs

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if to the Company, at the following address:

David Cory

Chief Executive Officer

Eiger BioPharmaceuticals, Inc.

2155 Park Boulevard

Palo Alto, CA  94306

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Attention: Glen Sato

Facsimile: (650) 849-7400

or at such other address as one party shall have furnished to the other party in writing.  If notice is provided by facsimile, it shall be deemed to be given one (1) business day after transmission (with receipt of appropriate confirmation).  If notice is provided by U.S. mail, notice shall be deemed to be given four (4) days after proper deposit in a U.S. mailbox, postage prepaid, and properly addressed.  If notice is provided by a messenger service that guarantees “next business day” delivery, it shall be deemed effective one (1) business day after deposit with such messenger service.

6.5Expenses.  Except as expressly set forth herein in relation to Registration Rights in Section 2.9, each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

6.6Confidentiality.

(a)Subject to the other provisions of this Section 6.6, the existence of this Agreement and the terms and conditions of this Agreement (collectively, the “Confidential Information”) will be maintained in confidence and otherwise safeguarded by the parties to this Agreement. Subject to the other provisions of this Section 6.6, each party shall hold as confidential such Confidential Information in the same manner and with the same protection as such party maintains its own confidential information.  Subject to the other provisions of this Section 6.6, a party may only disclose Confidential Information to its employees, representatives, agents, sublicensees, subcontractors, consultants and advisers and its affiliates to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

(b)The obligations under this Section 6.6 shall not apply to any information to the extent the disclosing party can demonstrate by competent evidence that such information is (at

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the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by such party or its affiliates.

(c)In addition to disclosures allowed under Section 6.6(b), each party may disclose Confidential Information solely to the extent such disclosure is necessary in the following instances: (i) complying with applicable law, court orders or governmental regulations, including rules of self-regulatory organizations and SEC filing and disclosure requirements or (ii) to potential or actual investors or acquirers as may be necessary in connection with their evaluation of a potential or actual investment or acquisition; provided that such persons shall be subject to obligations of confidentiality and non-use at least as protective as those set forth in this Section 6.6.

(d)In the event a party is required to disclose Confidential Information by law, applicable court order or governmental regulation or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided that such party (i) informs the other party as soon as reasonably practicable of the required disclosure; (ii) limits the disclosure to that which is legally required to be disclosed; and (iii) at the other party’s request and expense, assists in an attempt to object to or limit the required disclosure.

(e)Either party may disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirers (and their respective professional attorneys and advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such party, as part of their due diligence investigations, or to existing and potential licensees or sublicensees or to permitted assignees, in each case under an agreement to keep the terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 6.6(e).

6.7Finder’s Fees.  Each of the Company and the Purchaser shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Purchaser, or any of its respective partners, employees, or representatives, as the case may be, is responsible.

6.8Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.9Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement

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shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

6.10Entire Agreement. This Agreement, including the exhibits and schedule attached hereto, and the RRD Agreements constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

6.11Waiver.  The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.  None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

6.12California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.  PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

COMPANY: EIGER BIOPHARMACEUTICALS, INC. /s/ David Cory By: David Cory President and Chief Executive Officer

SIGNATURE PAGE TO EIGER BIOPHARMACEUTICALS, INC.
COMMON STOCK PURCHASE AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

PURCHASER: RRD INTERNATIONAL, LLC /s/ J. Scott Tarrant By: J. Scott Tarrant President

SIGNATURE PAGE TO EIGER BIOPHARMACEUTICALS, INC.
COMMON STOCK PURCHASE AGREEMENT

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Exhibit A

Vesting Schedule

Date of Vesting Milestone	Number of Shares Vested
Project Agreement Execution	29,000
10/1/2018	9,288
1/1/2019	6,404
4/1/2019	5,884
7/1/2019	5,684
10/1/2019	6,141
1/1/2020	5,854
4/1/2020	5,536
7/1/2020	5,724
10/1/2020	5,864
1/1/2021	5,494
4/1/2021	5,527
7/1/2021	5,416
10/1/2021	6,457
1/1/2022	5,355
4/1/2022	1,898
Total:	115,526

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